Exhibit 99.1

Berkshire Hills Reports Second Quarter Results and Declares Dividend

PITTSFIELD, MASS, July 25, 2016 - Berkshire Hills Bancorp, Inc. (NYSE: BHLB) reported second quarter GAAP earnings of $0.52 per share in 2016 compared to $0.35 in 2015.  Core earnings increased to $0.54 per share from $0.51 for these respective periods.  Results increased due to expanded operations and improved profitability. Core EPS is a non-GAAP financial measure and is adjusted to exclude net non-core charges primarily related to acquisitions and restructuring activities.  GAAP results last year included higher noncore charges related to the Hampden Bancorp acquisition.

SECOND QUARTER FINANCIAL HIGHLIGHTS (comparisons are to prior quarter unless otherwise stated):

•              5% total loan growth

•              4% total commercial loan growth

•              3.31% net interest margin (fully taxable equivalent)

•              58.7% efficiency ratio (non-GAAP financial measure)

•              0.26% non-performing assets/assets

•              0.22% net loan charge-offs/average loans

CEO Michael Daly stated, “Our commercial and retail teams posted solid growth in the second quarter of 2016.  This included the benefit of the Philadelphia area SBA lending business acquired during the quarter and operating as 44 Business Capital, a division of Berkshire Bank.  Loan balances were up in all major lending categories and our total loan yield improved despite the ongoing market interest rate pressures.  Profitability metrics also improved, including improved efficiency from our increased business scale.”

Mr. Daly concluded, “Our recent agreement to acquire First Choice Bank adds new dimensions to our business model.  This includes new branches in attractive Princeton and Philadelphia area markets, along with a strong mortgage banking platform with operations in targeted national markets.  These operations complement our other recent development strategies.  They are targeted to enhance our liquidity and capital strength, as well as to provide additional earnings and profitability gains beginning in 2017.”

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DIVIDEND DECLARED

The Board of Directors voted to declare a cash dividend of $0.20 per share to shareholders of record at the close of business on August 4, 2016, payable on August 18, 2016.  The dividend equates to a 3.0% annualized yield based on the $26.87 average closing price of Berkshire’s common stock during the second quarter.

FINANCIAL CONDITION

Loan growth in all major categories benefited from strong originations activities.  Commercial outstandings increased in all major regions, with the strongest growth posted in Connecticut and Eastern Massachusetts.  Berkshire added $37 million in new commercial balances with the acquisition of assets and operations related to 44 Business Capital.  Residential mortgage growth included both retail originations and increased wholesale activity with financial institutions in the region.  Consumer loan growth reflected the Company’s expanded indirect auto lending in its markets.  Deposits increased in all categories, with transaction balances accounting for the highest growth rate.  The planned deposit contribution from First Choice will contribute an important new source of funds for lending.  Total assets increased to $8.0 billion as of midyear and are expected to be approximately $9 billion when the First Choice merger is completed.

Total book value per share advanced to $29.64.  Tangible book value per share (a non-GAAP financial measure) was flat at $18.44 due primarily to the goodwill recorded for the 44 Business Capital acquisition.  Problem assets and net loan charge-offs remained comparatively low and were slightly improved during the quarter.

RESULTS OF OPERATIONS

Return on equity and return on assets improved year-over-year on both a GAAP and core basis.  Over the five most recent quarters, the GAAP ROE has varied depending primarily on merger related charges.  The core return on tangible equity has exceeded 12% in all five of these quarters.

The net interest margin decreased to 3.31% from 3.33% in the linked quarter, including a decrease in purchased loan accretion to $2.0 million from $2.1 million in the prior quarter.  Funding costs increased including the impact of forward interest rate swaps which became effective as scheduled.  Fee income also increased quarter over quarter including the benefit of SBA loan sale gains contributed by the new 44 Business Capital operations as well as higher mortgage banking volume.

Total non-interest expense decreased by $0.8 million compared to the linked quarter, including a seasonal reduction in payroll tax expense.  Total full-time equivalent staff increased to 1,222 persons at quarter-end, compared to 1,208 at the start of the quarter, including the acquired operations.  The loan loss provision increased by $0.5 million due to portfolio growth.  The tax rate decreased to 25% from 28% in the prior quarter due to additional tax credit related benefits on investment projects.

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CONFERENCE CALL

Berkshire will conduct a conference call/webcast at 10:00 a.m. eastern time on Tuesday, July 26, 2016 to discuss the results for the quarter and provide guidance about expected future results. Participants are encouraged to pre-register for the conference call using the following link: http://dpregister.com/10088791.  Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the call. Participants may pre-register at any time prior to the call, and will immediately receive simple instructions via email. Participants may also reach the registration link and access the webcast by logging in through the investor section of Berkshire’s website at http://ir.berkshirebank.com.   Parties who do not have internet access or are otherwise unable to pre-register for this event may still participate by dialing 1-844-792-3726 and asking the Operator to join the Berkshire Hills Bancorp (BHLB) earnings call. A telephone replay of the call will be available through Tuesday, August 02, 2016 by dialing 877-344-7529 and entering access number 10088791. The webcast will be available on Berkshire’s website for an extended period of time.

BACKGROUND

Berkshire Hills Bancorp is the parent of Berkshire Bank — America’s Most Exciting Bank®. The Company, recognized for its entrepreneurial approach and distinctive culture, has approximately $8.0 billion in assets and 93 full service branch offices in Massachusetts, New York, Connecticut, and Vermont providing personal and business banking, insurance, and wealth management services. The Company has a pending agreement to acquire First Choice Bank, a $1.1 billion bank with eight branches in the Princeton, New Jersey area and a national mortgage originations subsidiary.  For more information, visit www.berkshirebank.com.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. Berkshire does not undertake any obligation to update forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger, Berkshire will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a Proxy Statement of First Choice and a Prospectus of Berkshire, as well as other relevant documents concerning the proposed merger.  This filing is anticipated for the third quarter.  Investors and stockholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the proposed merger when it becomes available

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and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Registration Statement and Proxy Statement/Prospectus, as well as other filings containing information about Berkshire and First Choice, when they become available, may be obtained at the SEC’s Internet site (www.sec.gov). Copies of the Registration Statement and Proxy Statement/Prospectus (when they become available) and the filings that will be incorporated by reference therein may also be obtained, free of charge, from Berkshire’s website at ir.berkshirebank.com or by contacting Berkshire Investor Relations at 413-236-3149 or by contacting Lisa Tuccillo at First Choice at 609-503-4828.

PARTICIPANTS IN SOLICITATION

Berkshire and First Choice and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of First Choice in connection with the proposed merger. Information about the directors and executive officers of Berkshire is set forth in the proxy statement for Berkshire’s 2016 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 24, 2016. Information about the directors and executive officers of First Choice will be set forth in the Proxy Statement/Prospectus. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained by reading the Proxy Statement/Prospectus and other relevant documents regarding the proposed merger to be filed with the SEC (when they become available). Free copies of these documents may be obtained as described in the preceding paragraph.

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”).  These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition.  They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information.  A reconciliation of non-GAAP financial measures to GAAP measures is included on pages F-9 and F-10 in the accompanying financial tables.  In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense.  These measures exclude securities gains/losses, merger costs, restructuring costs, and systems conversion costs.  Non-core adjustments are presented net of an adjustment for income tax expense.  This adjustment is determined as the difference between the GAAP tax rate and the effective tax rate applicable to core income.  The efficiency ratio is adjusted for non-core revenue and expense items and for tax preference items.  The Company also calculates measures

BHLB — Berkshire Hills Bancorp	Page 4	www.berkshirebank.com

related to tangible equity, which adjust equity (and assets where applicable) to exclude intangible assets due to the importance of these measures to the investment community. Charges related to merger and acquisition activity consist primarily of severance/benefit related expenses, contract termination costs, systems conversion costs, variable compensation expenses, and professional fees.  These charges are related to the following business combinations: First Choice (pending), 44 Business Capital, Hampden Bancorp, and Firestone Financial.   Restructuring costs primarily consist of costs and losses associated with the disposition of assets and liabilities and lease terminations, including costs related to branch sales   The Company’s disclosures of organic growth of loans and deposits in 2015 exclude balances acquired through the business combinations with Hampden Bancorp and Firestone Financial, and in 2016 are adjusted for the acquisition of the business operations related to 44 Business Capital.

CONTACTS

Investor Relations Contact

Allison O’Rourke; Executive Vice President, Investor Relations Officer; 413-236-3149

Media Contact

Elizabeth Mach; Vice President, Marketing Officer; 413-445-8390

TABLE INDEX	CONSOLIDATED UNAUDITED FINANCIAL SCHEDULES
F-1	Selected Financial Highlights
F-2	Balance Sheets
F-3	Loan and Deposit Analysis
F-4	Statements of Income
F-5	Statements of Income (Five Quarter Trend)
F-6	Average Yields and Costs
F-7	Average Balances
F-8	Asset Quality Analysis
F-9	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data
F-10	Reconciliation of Non-GAAP Financial Measures (Year-to-Date) And Supplementary Data

BHLB — Berkshire Hills Bancorp	Page 5	www.berkshirebank.com

BERKSHIRE HILLS BANCORP, INC.

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED - (F-1)

	At or for the Quarters Ended (1)(2)(3)
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2016	2016	2015	2015	2015
PER SHARE DATA
Net earnings, diluted	$0.52	$0.52	$0.52	$0.49	$0.35
Core earnings, diluted (4)	0.54	0.54	0.54	0.54	0.51
Total book value	29.64	29.18	28.64	28.48	28.02
Tangible book value (4)	18.44	18.44	17.84	17.61	17.16
Market price at period end	26.92	26.89	29.11	27.54	28.48
Dividends	0.20	0.20	0.19	0.19	0.19

PERFORMANCE RATIOS (5)
Return on assets	0.82%	0.82%	0.82%	0.78%	0.56%
Core return on assets (4)	0.85	0.85	0.85	0.86	0.81
Return on equity	7.17	7.19	7.34	6.90	5.05
Core return on equity (4)	7.42	7.40	7.58	7.58	7.32
Core return on tangible equity (4)	12.45	12.20	12.68	12.78	12.30
Net interest margin, fully taxable equivalent (FTE) (6)	3.31	3.33	3.35	3.37	3.30
Net interest margin (FTE), excluding purchased loan accretion (4)	3.20	3.21	3.22	3.22	3.16
Fee income/Net interest and fee income	21.16	21.04	19.62	19.38	22.92
Efficiency ratio (4)	58.71	59.86	60.56	60.35	61.51

GROWTH (Year-to-date)
Total commercial loans, (annualized)	11%	6%	29%	37%	34%
Total loans, (annualized)	10	0	22	28	26
Total deposits, (annualized)	2	0	20	24	29
Total net revenues, (compared to prior year)	14	26	18	19	20
Earnings per share, (compared to prior year)	48	49	27	34	69
Core earnings per share, (compared to prior year)	5	8	16	17	17

FINANCIAL DATA (In millions)
Total assets	$8,044	$7,808	$7,832	$7,804	$7,519
Total earning assets	7,327	7,142	7,140	7,130	6,740
Total investments	1,288	1,374	1,371	1,396	1,379
Total loans	6,000	5,727	5,725	5,665	5,285
Allowance for loan losses	41	40	39	38	37
Total intangible assets	349	334	335	337	321
Total deposits	5,657	5,584	5,589	5,507	5,322
Total shareholders’ equity	923	906	887	882	827
Net income	16.0	16.0	16.0	14.7	10.0
Core income (4)	16.5	16.5	16.5	16.2	14.6

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans	0.22%	0.23%	0.25%	0.26%	0.27%
Allowance for loan losses/total loans	0.69	0.70	0.69	0.67	0.70
Loans/deposits	106	103	102	103	99
Shareholders’ equity to total assets	11.48	11.60	11.33	11.30	11.00
Tangible shareholders’ equity to tangible assets (4)(7)	7.46	7.66	7.37	7.30	7.04

(1)        Core measurements are non-GAAP financial measures that are adjusted to exclude net non-core charges primarily related to acquisitions and restructuring activities.

(2)        Reconciliations of non-GAAP financial measures, including all references to core and tangible amounts, appear on pages F-9 and F-10.

(3)        The Company acquired certain assets and operations related to 44 Business Capital on April 29, 2016.

(4)        Non-GAAP financial measure.

(5)        All performance ratios are annualized and are based on average balance sheet amounts, where applicable.

(6)        Fully taxable equivalent considers the impact of tax advantaged investment securities and loans.

(7)        See page F-9.

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED BALANCE SHEETS - UNAUDITED - (F-2)

	June 30,	March 31,	December 31,
(In thousands)	2016 (1)	2016	2015
Assets
Cash and due from banks	$58,332	$44,370	$72,918
Short-term investments	16,247	24,447	30,644
Total cash and short-term investments	74,579	68,817	103,562

Trading security	14,479	14,474	14,189
Securities available for sale, at fair value	1,073,370	1,171,534	1,154,457
Securities held to maturity, at amortized cost	132,010	128,196	131,652
Federal Home Loan Bank stock and other restricted securities	68,242	60,261	71,018
Total securities	1,288,101	1,374,465	1,371,316

Loans held for sale, at fair value	22,450	15,919	13,191

Commercial real estate	2,237,582	2,100,067	2,059,767
Commercial and industrial loans	1,034,559	1,054,140	1,048,263
Residential mortgages	1,843,600	1,753,622	1,815,035
Consumer loans	884,560	818,861	802,171
Total loans	6,000,301	5,726,690	5,725,236
Less: Allowance for loan losses	(41,397)	(40,055)	(39,308)
Net loans	5,958,904	5,686,635	5,685,928

Premises and equipment, net	86,274	87,840	88,072
Other real estate owned	595	1,440	1,725
Goodwill	339,929	323,659	323,943
Other intangible assets	9,057	9,845	10,664
Cash surrender value of bank-owned life insurance	127,000	126,136	125,233
Deferred tax asset, net	32,945	36,514	42,526
Other assets	103,825	76,641	65,755
Total assets	$8,043,659	$7,807,911	$7,831,915

Liabilities and shareholders’ equity
Demand deposits	$1,050,220	$1,037,103	$1,081,860
NOW deposits	489,734	473,556	510,807
Money market deposits	1,415,041	1,405,361	1,408,107
Savings deposits	611,627	611,556	601,761
Time deposits	2,090,102	2,056,814	1,986,600
Total deposits	5,656,724	5,584,390	5,589,135

Senior borrowings	1,231,164	1,080,896	1,174,335
Subordinated borrowings	89,072	89,027	89,812
Total borrowings	1,320,236	1,169,923	1,264,147

Other liabilities	143,279	147,761	91,444
Total liabilities	7,120,239	6,902,074	6,944,726

Total common shareholders’ equity	923,420	905,837	887,189
Total liabilities and shareholders’ equity	$8,043,659	$7,807,911	$7,831,915

Net shares outstanding	31,156	31,039	30,974

(1) The Company acquired certain assets and operations related to 44 Business Capital on April 29, 2016.

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED - (F-3)

LOAN ANALYSIS

				Organic Annualized Growth % (1)
(in millions)	June 30, 2016 Balance	March 31, 2016 Balance	December 31, 2015 Balance	Quarter ended June 30, 2016	Year to Date

Commercial real estate - construction	$249	$256	$254	(11)%	(4)%
Commercial real estate - other	1,989	1,844	1,806	23	16
Total commercial real estate (2)	2,238	2,100	2,060	19	14%
Commercial and industrial loans	1,034	1,054	1,048	(8)	(3)
Total commercial loans	3,272	3,154	3,108	10	8

Total residential mortgages	1,844	1,754	1,815	20	3

Home equity	360	358	361	2	(1)
Auto and other	524	461	441	54	37
Total consumer loans	884	819	802	32	20
Total loans	$6,000	$5,727	$5,725	17%	8%

(1) Non-GAAP financial measure.

(2) Total commercial real estate loans include $37 million in loans acquired as part of the acquisition of certain assets and operations related to 44 Business Capital; however, the organic annualized growth excludes these acquired loans.

DEPOSIT ANALYSIS

				Annualized Growth %
(in millions)	June 30, 2016 Balance	March 31, 2016 Balance	December 31, 2015 Balance	Quarter ended June 30, 2016	Year to Date
Demand	$1,050	$1,037	$1,082	5%	(6)%
NOW	490	474	511	14	(8)
Money market	1,415	1,405	1,408	3	1
Savings	612	611	601	1	4
Total non-maturity deposits	3,567	3,527	3,602	5	(2)

Total time deposits	2,090	2,057	1,987	6	10
Total deposits (1)	$5,657	$5,584	$5,589	5%	2%

(1) June 30, 2016 and March 31, 2016 total deposits exclude $31 million and $30 million, respectively, of deposits associated with the two branches held for sale in New York. Year-to-date annualized organic growth is 4% when including the $31 million of deposits held for sale.

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED - (F-4)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2016	2015	2016	2015
Interest and dividend income
Loans	$59,703	$51,504	$118,145	$95,949
Securities and other	9,315	8,899	19,349	17,205
Total interest and dividend income	69,018	60,403	137,494	113,154
Interest expense
Deposits	7,378	5,292	14,537	10,241
Borrowings	4,199	2,474	7,819	4,783
Total interest expense	11,577	7,766	22,356	15,024
Net interest income	57,441	52,637	115,138	98,130
Non-interest income
Loan related income	2,898	2,783	5,944	4,066
Mortgage banking income	1,335	1,546	2,156	2,799
Deposit related fees	6,291	6,442	12,400	12,119
Insurance commissions and fees	2,660	2,486	5,553	5,453
Wealth management fees	2,235	2,397	4,737	5,000
Total fee income	15,419	15,654	30,790	29,437
Other	(851)	(1,258)	(628)	(2,513)
Securities gains, net	(13)	2,384	23	2,418
Total non-interest income	14,555	16,780	30,185	29,342
Total net revenue	71,996	69,417	145,323	127,472
Provision for loan losses	4,522	4,204	8,528	8,055
Non-interest expense
Compensation and benefits	24,664	24,503	50,378	46,314
Occupancy and equipment	6,560	7,243	13,250	14,351
Technology and communications	4,814	4,090	9,671	7,683
Marketing and promotion	737	800	1,410	1,513
Professional services	1,509	1,375	2,789	2,647
FDIC premiums and assessments	1,203	1,143	2,436	2,272
Other real estate owned and foreclosures	393	251	656	502
Amortization of intangible assets	787	934	1,606	1,835
Merger, restructuring and conversion expense	878	8,711	1,658	13,132
Other	4,723	4,975	9,514	8,924
Total non-interest expense	46,268	54,025	93,368	99,173

Income before income taxes	21,206	11,188	43,427	20,244
Income tax expense	5,249	1,144	11,469	1,441
Net income	$15,957	$10,044	$31,958	$18,803

Earnings per share:
Basic	$0.52	$0.35	$1.05	$0.71
Diluted	$0.52	$0.35	$1.04	$0.70

Weighted average shares outstanding:
Basic	30,605	28,301	30,561	26,557
Diluted	30,765	28,461	30,725	26,713

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED - (F-5)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(In thousands, except per share data)	2016	2016	2015	2015	2015
Interest and dividend income
Loans	$59,703	$58,442	$59,055	$56,343	$51,504
Securities and other	9,315	10,034	9,369	9,109	8,899
Total interest and dividend income	69,018	68,476	68,424	65,452	60,403
Interest expense
Deposits	7,378	7,159	6,661	6,046	5,292
Borrowings	4,199	3,620	3,015	2,435	2,474
Total interest expense	11,577	10,779	9,676	8,481	7,766
Net interest income	57,441	57,697	58,748	56,971	52,637
Non-interest income
Loan related income	2,898	3,046	2,707	1,537	2,783
Mortgage banking income	1,335	821	641	693	1,546
Deposit related fees	6,291	6,109	6,416	6,549	6,442
Insurance commissions and fees	2,660	2,893	2,254	2,544	2,486
Wealth management fees	2,235	2,502	2,326	2,376	2,397
Total fee income	15,419	15,371	14,344	13,699	15,654
Other	(851)	223	(1,739)	(1,050)	(1,258)
Securities gains, net	(13)	36	(357)	49	2,384
Total non-interest income	14,555	15,630	12,248	12,698	16,780
Total net revenue	71,996	73,327	70,996	69,669	69,417
Provision for loan losses	4,522	4,006	4,431	4,240	4,204
Non-interest expense
Compensation and benefits	24,664	25,714	25,819	25,237	24,503
Occupancy and equipment	6,560	6,690	7,308	6,827	7,243
Technology and communications	4,814	4,857	4,553	4,645	4,090
Marketing and promotion	737	673	1,012	781	800
Professional services	1,509	1,280	1,472	1,053	1,375
FDIC premiums and assessments	1,203	1,233	1,220	1,157	1,143
Other real estate owned and foreclosures	393	263	33	298	251
Amortization of intangible assets	787	819	841	887	934
Merger, restructuring and conversion expense	878	780	1,118	3,361	8,711
Other	4,723	4,791	4,903	5,132	4,975
Total non-interest expense	46,268	47,100	48,279	49,378	54,025

Income before income taxes	21,206	22,221	18,286	16,051	11,188
Income tax expense	5,249	6,220	2,273	1,350	1,144
Net income	$15,957	$16,001	$16,013	$14,701	$10,044

Earnings per share:
Basic	$0.52	$0.52	$0.53	$0.49	$0.35
Diluted	$0.52	$0.52	$0.52	$0.49	$0.35

Weighted average shares outstanding:
Basic	30,605	30,511	30,500	29,893	28,301
Diluted	30,765	30,688	30,694	30,069	28,461

BERKSHIRE HILLS BANCORP, INC.

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED - (F-6)

	Quarters Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2016	2016	2015	2015	2015

Earning assets
Loans:
Commercial real estate	4.45%	4.18%	4.17%	4.47%	4.46%
Commercial and industrial loans	4.93	5.04	5.51	4.79	3.64
Residential mortgages	3.63	3.86	3.72	3.74	4.08
Consumer loans	3.40	3.44	3.30	3.29	3.24
Total loans	4.14	4.13	4.15	4.14	4.02
Securities	3.28	3.26	2.96	2.92	2.99
Short-term investments and loans held for sale	1.29	0.91	0.89	1.34	1.13
Total earning assets	3.97	3.93	3.89	3.87	3.77

Funding liabilities
Deposits:
NOW	0.13	0.13	0.14	0.14	0.15
Money market	0.47	0.49	0.45	0.42	0.37
Savings	0.11	0.13	0.14	0.15	0.17
Time	1.06	0.99	0.93	0.90	0.91
Total interest-bearing deposits	0.65	0.63	0.59	0.55	0.52
Borrowings	1.38	1.19	0.96	0.81	0.77
Total interest-bearing liabilities	0.81	0.75	0.67	0.61	0.58

Net interest spread	3.16	3.18	3.22	3.26	3.19
Net interest margin	3.31	3.33	3.35	3.37	3.30

Cost of funds (1)	0.68	0.64	0.56	0.51	0.49
Cost of deposits (2)	0.53	0.51	0.48	0.45	0.42

(1) Cost of funds includes all deposits and borrowings.

(2) The average cost of deposits includes the deposits held for sale.

BERKSHIRE HILLS BANCORP, INC.

AVERAGE BALANCES - UNAUDITED - (F-7)

	Quarters Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(In thousands)	2016	2016	2015	2015	2015
Assets
Loans
Commercial real estate	$2,173,539	$2,079,001	$2,034,917	$1,948,753	$1,889,306
Commercial and industrial loans	1,047,866	1,027,257	1,033,081	998,782	886,297
Residential mortgages	1,759,193	1,798,034	1,790,334	1,664,505	1,562,503
Consumer loans	844,759	807,888	807,768	813,986	821,933
Total loans (1) (2)	5,825,357	5,712,180	5,666,100	5,426,026	5,160,039
Securities (3)	1,247,357	1,342,590	1,368,505	1,353,818	1,301,918
Short-term investments and loans held for sale	41,449	56,042	51,241	51,832	72,003
Total earning assets	7,114,163	7,110,812	7,085,846	6,831,676	6,533,960
Goodwill and other intangible assets	344,832	333,948	335,440	330,084	303,780
Other assets	349,816	346,327	342,902	379,319	357,026
Total assets	$7,808,811	$7,791,087	$7,764,188	$7,541,079	$7,194,766

Liabilities and shareholders’ equity
Deposits (4)
NOW	$492,901	$484,334	$491,445	$475,433	$460,378
Money market	1,403,629	1,417,068	1,455,267	1,474,389	1,437,428
Savings	612,261	602,414	604,215	615,410	606,231
Time	2,047,020	2,063,712	1,958,394	1,795,156	1,558,350
Total interest-bearing deposits	4,555,811	4,567,528	4,509,321	4,360,388	4,062,387
Borrowings	1,223,629	1,222,288	1,256,287	1,198,455	1,287,319
Total interest-bearing liabilities	5,779,440	5,789,816	5,765,608	5,558,843	5,349,706
Non-interest-bearing demand deposits	1,032,951	1,026,447	1,033,844	1,010,613	974,160
Other liabilities	105,948	84,042	91,877	119,322	75,487
Total liabilities	6,918,339	6,900,305	6,891,329	6,688,778	6,399,353

Total shareholders’ equity	890,472	890,782	872,859	852,301	795,413

Total liabilities and shareholders’ equity	$7,808,811	$7,791,087	$7,764,188	$7,541,079	$7,194,766

Supplementary data
Total non-maturity deposits (4)	$3,541,742	$3,530,263	$3,584,771	$3,575,845	$3,478,197
Total deposits (4)	5,588,762	5,593,975	5,543,165	5,371,001	5,036,547
Fully taxable equivalent income adjustment	1,180	1,134	1,108	1,131	1,068
Total average tangible equity (5)	545,640	556,834	537,419	522,217	491,633

(1) Total loans include non-accruing loans.

(2) The average balances of loans include the loans associated with the two branches in New York that are for sale and presented under loans held for sale on the consolidated balance sheet.

(3) Average balances for securities available-for-sale are based on amortized cost.

(4) The average balances of deposits include the deposits held for sale presented under other liabilities on the consolidated balance sheet.

(5) See page F-9.

BERKSHIRE HILLS BANCORP, INC.

ASSET QUALITY ANALYSIS - UNAUDITED - (F-8)

	At or for the Quarters Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(in thousands)	2016	2016	2015	2015	2015
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$4,808	$5,001	$4,882	$5,693	$9,733
Commercial and industrial loans	7,590	7,480	8,259	8,092	3,031
Residential mortgages	4,882	4,732	3,966	4,565	4,234
Consumer loans	3,376	3,588	3,768	3,386	2,991
Total non-accruing loans	20,656	20,801	20,875	21,736	19,989
Other real estate owned	595	1,440	1,725	2,487	674
Total non-performing assets	$21,251	$22,241	$22,600	$24,223	$20,663

Total non-accruing loans/total loans	0.34%	0.36%	0.36%	0.38%	0.38%
Total non-performing assets/total assets	0.26%	0.28%	0.29%	0.31%	0.27%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$40,055	$39,308	$38,180	$37,197	$36,286
Charged-off loans	(3,393)	(3,704)	(3,538)	(3,542)	(4,176)
Recoveries on charged-off loans	213	445	235	285	883
Net loans charged-off	(3,180)	(3,259)	(3,303)	(3,257)	(3,293)
Provision for loan losses	4,522	4,006	4,431	4,240	4,204
Balance at end of period	$41,397	$40,055	$39,308	$38,180	$37,197

Allowance for loan losses/total loans	0.69%	0.70%	0.69%	0.67%	0.70%
Allowance for loan losses/non-accruing loans	200%	193%	188%	176%	186%

NET LOAN CHARGE-OFFS
Commercial real estate	$(534)	$(1,043)	$(1,152)	$(1,343)	$(2,461)
Commercial and industrial loans	(1,720)	(847)	(1,056)	(1,098)	(124)
Residential mortgages	(568)	(774)	(633)	(354)	(367)
Home equity	(164)	(221)	(118)	(135)	(174)
Auto and other consumer	(194)	(374)	(344)	(327)	(167)
Total, net	$(3,180)	$(3,259)	$(3,303)	$(3,257)	$(3,293)

Net charge-offs (QTD annualized)/average loans	0.22%	0.23%	0.25%	0.26%	0.26%
Net charge-offs (YTD annualized)/average loans	0.22%	0.23%	0.25%	0.26%	0.26%

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.25%	0.26%	0.34%	0.37%	0.29%
90+ Days delinquent and still accruing	0.08%	0.07%	0.09%	0.10%	0.12%
Total accruing delinquent loans	0.33%	0.33%	0.43%	0.47%	0.41%
Non-accruing loans	0.34%	0.36%	0.36%	0.38%	0.38%
Total delinquent and non-accruing loans	0.67%	0.69%	0.79%	0.85%	0.79%

BERKSHIRE HILLS BANCORP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA- UNAUDITED - (F-9)

		At or for the Quarters Ended
		June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(in thousands)		2016	2016	2015	2015	2015
Net income		$15,957	$16,001	$16,013	$14,701	$10,044
Adj: Net securities (gains) losses		13	(36)	357	(49)	(2,384)
Adj: Merger and acquisition expense		701	527	1,230	2,987	5,665
Adj: Restructuring expense		177	253	(112)	374	3,046
Adj: Income taxes		(334)	(256)	(959)	(1,862)	(1,815)
Total core income	(A)	$16,514	$16,489	$16,529	$16,151	$14,556

Total revenue		$71,996	$73,327	$70,996	$69,669	$69,417
Adj: Net securities (gains) losses		13	(36)	357	(49)	(2,384)
Total core revenue	(B)	$72,009	$73,291	$71,353	$69,620	$67,033

Total non-interest expense		$46,268	$47,100	$48,279	$49,378	$54,025
Less: Total non-core expense (see above)		(878)	(780)	(1,118)	(3,361)	(8,711)
Core non-interest expense	(C)	$45,390	$46,320	$47,161	$46,017	$45,314

(in millions, except per share data)
Total average assets	(D)	$7,809	$7,791	$7,764	$7,541	$7,195
Total average shareholders’ equity	(E)	890	891	873	852	795
Total average tangible shareholders’ equity	(F)	546	557	537	522	492
Total tangible shareholders’ equity, period-end (1)	(G)	574	572	553	545	507
Total tangible assets, period-end (1)	(H)	7,695	7,474	7,497	7,468	7,198

Total common shares outstanding, period-end (thousands)	(I)	31,156	31,039	30,974	30,949	29,521
Average diluted shares outstanding (thousands)	(J)	30,765	30,688	30,694	30,069	28,461

Core earnings per share, diluted	(A/J)	$0.54	$0.54	$0.54	$0.54	$0.51
Tangible book value per share, period-end	(G/I)	18.44	18.44	17.84	17.61	17.16
Total tangible shareholders’ equity/total tangible assets	(G)/(H)	7.46	7.66	7.37	7.30	7.04

Performance ratios (2)
GAAP return on assets		0.82%	0.82%	0.82%	0.78%	0.56%
Core return on assets	(A/D)	0.85	0.85	0.85	0.86	0.81
GAAP return on equity		7.17	7.19	7.34	6.90	5.05
Core return on equity	(A/E)	7.42	7.40	7.58	7.58	7.32
Core return on tangible equity (3)	(A/F)	12.45	12.20	12.68	12.78	12.30
Efficiency ratio (4)	(C-M)/(B+K+N)	58.71	59.86	60.56	60.35	61.51
Net interest margin		3.31	3.33	3.35	3.37	3.30

Supplementary data (in thousands)
Tax benefit on tax-credit investments (5)	(K)	$2,777	$1,588	$4,029	$4,029	$4,034
Non-interest income charge on tax-credit investments (6)	(L)	(1,938)	(1,101)	(2,851)	(2,851)	(2,851)
Net income on tax-credit investments	(K+L)	839	487	1,178	1,178	1,183
Intangible amortization	(M)	787	819	841	887	934
Fully taxable equivalent income adjustment	(N)	1,180	1,134	1,108	1,131	1,068

(1)         Total tangible shareholders’ equity is computed by taking total shareholders’ equity less the intangible assets at period-end. Total tangible assets is computed by taking total assets less the intangible assets at period-end.

(2)         Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.

(3)         Core return on tangible equity is computed by dividing the total core income adjusted for the tax-affected amortization of intangible assets, assuming a 40% marginal rate, by tangible equity.

(4)   Non-GAAP financial measure.

(5)         The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in historic rehabilitation, low-income housing, new market projects, and renewable energy projects.

(6)         The non-interest income charge is the reduction to the tax-advantaged investments, which are incurred as the tax credits are generated.

BERKSHIRE HILLS BANCORP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA - UNAUDITED - (F-10)

		At or for Six Months Ended
		June 30,	June 30,
(Dollars in thousands)		2016	2015
Net income		$31,958	$18,803
Adj: Net securities (gains)		(23)	(2,418)
Adj: Merger and acquisition expenses		1,228	8,940
Adj: Restructuring expense		430	4,192
Adj: Income taxes		(590)	(2,587)
Total core income	(A)	$33,003	$26,930
Total revenue		145,323	127,472
Adj: Net securities (gains) losses		(23)	(2,418)
Total core revenue	(B)	$145,300	$125,054
Total non-interest expense		$93,368	$99,173
Less: Total non-core expense (see above)		(1,658)	(13,132)
Core non-interest expense	(C)	$91,710	$86,041

(Dollars in millions, except per share data)
Total average assets	(D)	$7,800	$6,846
Total average shareholders’ equity	(E)	891	748
Total average tangible shareholders’ equity	(F)	551	459
Total tangible shareholders’ equity, period-end (1)	(G)	574	507
Total tangible assets, period-end (1)	(H)	7,695	7,198
Total common shares outstanding, period-end (thousands)	(I)	31,156	29,521
Average diluted shares outstanding (thousands)	(J)	30,728	26,713
Core earnings per common share, diluted	(A/J)	$1.07	$1.01
Tangible book value per common share, period-end	(G/I)	$18.44	$17.16
Total tangible shareholders’ equity/total tangible assets	(G/H)	7.46	7.04

Performance ratios (2)
GAAP return on assets		0.82%	0.55%
Core return on assets	(A/D)	0.85	0.79
GAAP return on equity		7.18	5.03
Core return on equity	(A/E)	7.41	7.20
Core return on tangible equity (3)	(A/F)	12.32	12.23
Efficiency ratio (4)	(C-M) / (B+K+N)	59.29	62.34
Net interest margin		3.32	3.24

Supplementary data
Tax benefit on tax-credit investments (5)	(K)	$4,365	$8,068
Non-interest income charge on tax-credit investments (6)	(L)	(3,039)	(5,703)
Net income on tax-credit investments	(K+L)	1,326	2,365
Intangible amortization	(M)	1,606	1,835
Fully taxable equivalent income adjustment	(N)	2,314	1,957

(1)         Total tangible shareholders’ equity is computed by taking total shareholders’ equity less the intangible assets at period-end. Total tangible assets is computed by taking total assets less the intangible assets at period-end.

(2)         Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.

(3)         Core return on tangible equity is computed by dividing the total core income adjusted for the tax-affected amortization of intangible assets, assuming a 40% marginal rate, by tangible equity.

(4)         Non-GAAP financial measure.

(5)         The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in historic rehabilitation, low-income housing, new market projects, and renewable energy.

(6)         The non-interest income charge is the reduction to the tax-advantaged investments, which are incurred as the tax credits are generated.